AGREEMENT AND ASSIGNMENT OF
                               DISTRIBUTION RIGHTS

     THIS AGREEMENT AND ASSIGNMENT OF DISTRIBUTION RIGHTS (the "Assignment") is made and entered into as of the 31st day of August, 1998, by and among GEDA International Marketing Company Limited ("GIMCO") Farida Darbar ("Assignor"), Empyrean Diagnostics, Inc. ("Assignee") and Empyrean Diagnostic Ltd. as to paragraph 3 only.

                                   WITNESSETH:

     WHEREAS, Assignor is the owner of certain rights to two products as described on the attached Exhibit "A" of the GIMCO Agreement, conveyed to Assignor by GIMCO pursuant to that certain agreement for distribution dated April 29, 1997 (the "Distribution Agreement"),which is attached to this Assignment as Attachment "A" and made a part of it; and

     WHEREAS, Assignor desires to sell and assign, and Assignee desires to purchase and accept, all of Assignor's interest in the Distribution Agreement (hereinafter, the "Interest"); and

     WHEREAS, GIMCO wishes to consent to this Assignment and to the transfer of Assignor's rights in the Interest.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows;

     1. ASSIGNMENT OF INTEREST. Assignor hereby sells and assigns to Assignee, and Assignee hereby buys and accepts from Assignor, the Interest. Assignee agrees to be bound by the terms of the Distribution Agreement and to assume the obligations of the Assignor thereunder.

     2. CONSENT OF GIMCO. By executing this Assignment, GIMCO hereby consents to the Assignment and to the transfer of Assignor's rights in the Interest and the assumption of its obligations pursuant hereto.

     3. CONSIDERATION FOR ASSIGNMENT. In consideration for the rights which Assignee shall receive pursuant to this Assignment: (a) Empyrean Diagnostics, Ltd, shall transfer to Assignor one hundred thousand (100,000) shares of its restricted common stock (the "Stock"); and (b) Assignee shall pay to Assignor five percent (5%) of all net sales of the products in Canada pursuant to the Distribution Agreement. Royalties to be paid quarterly, 30 days after the end of each quarter. "Net sales" shall be defined as the total gross sales of the products to be sold pursuant to the Distribution Agreement at the invoice selling price, net of normal and reasonable cash, trade and quantity discounts and returns for credit, and without deductions for costs incurred in manufacturing, selling, distributing or advertising or for uncollectible accounts.

     4. STOCK ACQUIRED FOR INVESTMENT PURPOSES. Assignor understands that the Stock which shall be issued pursuant to this Assignment is being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended. Assignor warrants and represents that the Stock is being acquired by Assignor solely for Assignor's own account, for investment purposes only, and is not being purchased and accepted with a view to or for the resale, distribution, subdivision or fractionalization thereof. Assignor shall execute a subscription agreement in a form substantially similar to the subscription agreement attached hereto as Attachment "B" for the purpose of documenting Assignor's status as an investor in the Stock.

     5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6. ARBITRATION. Any action or proceeding arising out of or relating to this Assignment shall be submitted by the parties to binding arbitration before the American Arbitration Association in the County of Los Angeles. The arbitrator shall have the authority to permit discovery upon request of a party and shall render his decision in accordance with the law of the state of California. The cost of the arbitration shall be shared equally. The arbitration award issued by the arbitrator may be enforced in any court having jurisdiction over the subject matter of the controversy.

     7. NOTICES. All notices, demands, requests, consents, approvals or other communications ("notices") given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/ overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the parties at the addresses set forth in the signature section of this Assignment or to such other address as to which any party hereto may have notified the others in writing.

     8.  HEADINGS.   The  section  and  paragraph  headings  contained  in  this
Assignment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Assignment.

     9. FACSIMILE SIGNATURES/COUNTERPARTS. For the convenience of the parties to this Assignment, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreernent of the parties as one and the same instrument.

     10. ENFORCEABILITY. If any provision of this Assignment or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Assignment and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

     11. ENTIRE AGREEMENT. This Assignment, including the Attachments hereto, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Assignment and the Attachments hereto. This Assignment may be modified only by a written instrument signed by each of the parties.

     IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above written.

                                    "GIMCO"
                                    GEDA International Marketing Company Limited



                                    By:
                                        ------------------------------------
                                    Address:


                                    "ASSIGNOR"
                                    Farida Darbar



                                    By:
                                        ------------------------------------
                                    Address:
                                    155 Leighland Avenue
                                    Oakviile, Ontario, Canada L6H 1B3

                                    "ASSIGNEE"
                                    Empyrean Diagnostics, Inc.




                                    By:
                                        ------------------------------------
                                    Address:
                                    2238 West Lone Cactus Drive, Suite 200
                                    Phoenix, Arizona 85027



                                    Empyrean  Diagnostics, Ltd., as to paragraph
                                    3 only



                                    By:
                                        ------------------------------------
                                    Address:
                                    885 West Georgia Street, Suite 1480,
                                    Vancouver; British Columbia